Comcast Corporation
                               1500 Market Street
                             Philadelphia, PA 19102

NEWS

For further information contact:

John R. Alchin
(215) 981-7503

William E. Dordelman
(215) 981-7550

Marlene S. Dooner
(215) 981-7392

FOR IMMEDIATE RELEASE

                     COMCAST REPORTS THIRD QUARTER RESULTS

                  SEVENTH CONSECUTIVE QUARTER OF DOUBLE DIGIT
                          REVENUE AND CASH FLOW GROWTH

     Philadelphia, PA - November 4, 1996... Comcast Corporation today reported results for the three and nine months ended September 30, 1996. Revenues for the three months ended September 30, 1996 were $974.6 million, representing a 12.0% increase over the $870.2 million reported for the same period in 1995. Operating cash flow for the third quarter of 1996 was $295.8 million, an increase of 12.0% over the $264.1 million reported in the third quarter of 1995.

     The Company reported a net loss of $10.0 million, or $0.04 per share for the three months ended September 30, 1996, as compared to a net loss of $7.4 million, or $0.03 per share for the same period in 1995. Ongoing losses are associated with financing costs and non-cash charges, such as depreciation and amortization, principally from acquisitions, and equity in net losses of affiliates.

     For the nine months ended September 30, 1996, the Company reported revenues of $2.871 billion and operating cash flow of $862.0 million as compared to revenues and operating cash flow of $2.357 billion and $744.6 million, respectively, for the same period in 1995. Consolidated results for the Company do not include the results of QVC prior to the acquisition date of February 1995. On a pro forma basis, as if QVC had been owned for the entire nine month period ended September 30, 1995, the Company's consolidated revenues and operating cash flow for the period ended September 30, 1996 increased 15.4% and 12.3%, respectively, over the same period in 1995.

     In the third quarter, the cable division reported revenue and operating cash flow growth of 6.6% over the prior year period. The cable division's results reflect strong growth in subscribers, which increased by more than 18,000 during the quarter as compared to approximately 10,500 customers added in the third quarter of 1995. For the twelve months ended September 30, 1996, the cable division has added almost 86,000 customers, a 2.6% growth rate.

     During the third quarter, the cellular division continued its positive operating trend, with revenues and operating cash flow increasing 12.5% and 19.5%, respectively, over the prior year period.

     QVC continued its impressive performance, with third quarter revenue and operating cash flow growth of 10.1% and 16.0%, respectively over the prior year period, despite strong competition for viewers as a result of the Summer Olympics.

     Brian L. Roberts, President of Comcast said, "As we gear up for an active fourth quarter we are enthusiastic about the prospects of each of our core businesses. In particular, the cable division is continuing to aggressively upgrade its network infrastructure and customer service platforms to provide a broader and richer array of programming to our customers. We believe that the capacity of our upgraded networks will provide unique opportunities to market new products and services that will support continued cable growth."

     "In each of our businesses, and throughout our service territories, we are delivering a range of valuable products and services to our customers. As an example, we recently opened our first Comcast Communications Center in suburban Philadelphia, a retail environment that showcases Comcast as an integrated provider of communications and entertainment services, selling and promoting all of the products available to our customer in this core market."

     Comcast Corporation is principally engaged in the development, management and operation of wired telecommunications including cable television and telephone services; wireless telecommunications including cellular, personal communications services and direct to home satellite television; and content through principal ownership and management of QVC, the world's premier electronic retailer, and through majority ownership of Comcast-Spectacor and other programming investments. The Company's consolidated and affiliated operations serve more than ten million customers worldwide.

     Comcast's Class A and Class A Special Common Stock are traded on The NASDAQ Stock Market under the symbols CMCSA and CMCSK, respectively.

                                     #####

                               COMCAST CORPORATION
           Condensed Consolidated Statement of Operations (Unaudited)
                      (in thousands, except per share data)

                                                            Three Months Ended                    Nine Months Ended
                                                               September 30,                         September 30,
                                                         1996                1995               1996                 1995
Service Income                                         $543,540            $478,758          $1,584,000          $1,381,510
Net Sales from Electronic Retailing                     431,023             391,491           1,286,869             975,917
                                                       --------            --------          ----------          ----------
                                                        974,563             870,249           2,870,869           2,357,427

Cost of Goods Sold from Electronic Retailing            262,338             234,369             774,718             584,615
Operating, Selling, General and
   Administrative Expenses                              416,415             371,736           1,234,144           1,028,238
                                                       --------            --------          ----------          ----------

Operating Cash Flow                                     295,810             264,144             862,007             744,574

Depreciation Expense                                     78,325              59,244             223,718             278,610
Amortization Expense                                     88,393              88,388             267,272             256,065
Interest Expense                                        135,742             137,816             403,735             388,367
Investment Income                                       (16,215)            (44,727)            (63,706)           (202,307)
Equity in Net Losses of Affiliates                       28,877              25,628              89,198              63,534
Gain from Equity Offering of Affiliate                                                          (40,638)
Other                                                      (293)             (5,891)             22,673              (5,523)
                                                       --------            --------          ----------          ----------
                                                        314,829             260,458             902,252             778,746
                                                       --------            --------          ----------          ----------

(Loss) Income Before Income Tax Expense,
  Minority Interest and Extraordinary Items             (19,019)              3,686             (40,245)            (34,172)

Income Tax Expense                                        9,282              18,435              33,894              32,470
Minority Interest                                       (18,329)            (12,796)            (47,423)            (34,767)
                                                       --------            --------          ----------          ----------
Loss Before Extraordinary Items                          (9,972)             (1,953)            (26,716)            (31,875)

Extraordinary Items                                                          (5,407)             (1,013)             (5,407)
                                                       --------            --------          ----------          ----------

Net Loss                                                ($9,972)            ($7,360)           ($27,729)           ($37,282)
                                                       ========            ========          ==========          ==========

Loss per Share
  Loss Before Extraordinary Items                        ($0.04)             ($0.01)             ($0.11)             ($0.13)
  Extraordinary Items                                                         (0.02)                                  (0.02)
                                                       --------            --------          ----------          ----------
    Net Loss                                             ($0.04)             ($0.03)             ($0.11)             ($0.15)
                                                       ========            ========          ==========          ==========

Weighted Average Number of Common Shares
  Outstanding During the Period                         233,318             239,819             236,189             239,634
                                                       ========            ========          ==========          ==========

Cash Dividends per Share                                 $0.023              $0.023              $0.070              $0.070
                                                       ========            ========          ==========          ==========

                               COMCAST CORPORATION
                Condensed Consolidated Balance Sheet (Unaudited)
                                 (in thousands)

                                                          September 30,       December 31,
                                                              1996                1995
Cash, Cash Equivalents and Short-term Investments           $526,662            $910,043
Accounts Receivable, net                                     350,675             390,698
Inventories, net                                             256,251             243,447
Other Current Assets                                         123,748             109,470
Investments, principally in affiliates                     1,278,733             906,383
Property and Equipment, net                                2,051,562           1,643,602
Deferred Charges, net                                      5,241,677           5,376,665
                                                          ----------          ----------

  Total Assets                                            $9,829,308          $9,580,308
                                                          ==========          ==========

Current Liabilities                                       $1,140,964          $1,122,069
Long-term Debt, less current portion                       7,233,745           6,943,766
Deferred Income Taxes                                      1,501,820           1,517,995
Minority Interest and Other                                  891,492             824,129
Stockholders' Deficiency                                    (938,713)           (827,651)
                                                          ----------          ----------

  Total Liabilities & Stockholders' Deficiency            $9,829,308          $9,580,308
                                                          ==========          ==========


                               COMCAST CORPORATION
     Pro Forma Financial and Other Data by Business Segment (Unaudited) (1)
                                 (in thousands)


                                                                  (2)                                   (3)
                                               Domestic       Electronic                             Corporate
                                                 Cable         Retailing          Cellular           and Other           Total
Three Months Ended September 30, 1996

Revenues                                       $392,619          $431,023          $110,020           $40,901           $974,563
Operating Cash Flow (Deficit)                   193,875            69,238            47,739           (15,042)           295,810
Capital Expenditures                             67,025            19,317            32,475            52,483            171,300

Three Months Ended September 30, 1995

Revenues                                       $368,453          $391,491           $97,830           $12,475           $870,249
Operating Cash Flow (Deficit)                   181,955            59,705            39,955           (17,471)           264,144
Capital Expenditures                             69,395             7,465            24,020            36,731            137,611

Nine Months Ended September 30, 1996

Revenues                                     $1,170,951        $1,286,869          $317,116           $95,933         $2,870,869
Operating Cash Flow (Deficit)                   578,880           208,646           118,826           (44,345)           862,007
Capital Expenditures                            203,841            38,864            69,026           138,474            450,205

Nine Months Ended September 30, 1995

Revenues                                     $1,078,033        $1,107,386          $274,243           $28,139         $2,487,801
Operating Cash Flow (Deficit)                   529,655           178,501           110,736           (51,519)           767,373
Capital Expenditures                            180,437            21,516           191,983            88,214            482,150

(1) The Company acquired QVC in February 1995. Pro forma financial data by business segment is presented as if the QVC acquisition occurred at the beginning of 1995. Accordingly, each period presented includes QVC's operating results for the entire period. The information presented above is not necessarily indicative of what the results would have been had the Company operated QVC since the beginning of 1995. Historical financial data by business segment is available in the Company's Quarterly Report on Form 10-Q.

(2) Effective April 1, 1995, QVC began consolidating its United Kingdom operations. Pro forma financial data by business segment for periods prior to April 1, 1995 excludes QVC's United Kingdom operations. For the three months ended March 31, 1995, revenues of QVC's United Kingdom operations were $7.4 million and operating cash flow (deficit) was ($2.2 million).

(3) Corporate and other includes certain operating businesses and elimination entries related to the segments presented.

Other Data (at end of period)
                                                                      3Q95-
                                                                      3Q96
                                   3Q95       2Q96       3Q96        Growth
Domestic Cable
     Homes Passed                 5,547      5,624      5,649          1.8%
     Basic Cable Subscribers      3,361      3,429      3,447          2.6%
     Basic Cable Penetration       60.6%      61.0%      61.0%     0.4 pts.
Primestar Subscribers                43         81        101        134.9%